Exhibit 4.12

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR UNITED STATES STATE LAWS, AND ARE BEING OFFERED FOR SALE AND SOLD IN THE UNITED STATES OR TO A U.S. PERSON IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH LAWS. THE SECURITIES OFFERED IN THE UNITED STATES OR TO A U.S. PERSON ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

STELLAR BIOTECHNOLOGIES, INC.

(THE “CORPORATION”)

332 E. Scott St.

Port Hueneme, CA 93041

Tel: (805) 488-2800 / Fax: (805) 488-2889

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(US $1.05 PER UNIT)

INSTRUCTIONS TO SUBSCRIBER

The Corporation is offering for sale an aggregate of 11,428,572 Units at a subscription price of US $1.05 per Unit to raise gross proceeds of US $12,000,000. Each Unit is comprised of one common share and one-half of a share purchase warrant. The warrants are only exercisable for full common shares at an exercise price of US $1.35 per common share for a period of thirty-six months from the initial Closing Date (as defined below).

All Subscribers must sign and deliver to Tennille Duncan at Newport Coast Securities, Inc., via fax or email (Fax: 212 385-1715 / Email: tduncan@ncsecurities.com), with originals to follow in the mail to: 76 Beaver Street, 10th Floor, New York, NY 10005:

All Subscribers:

1.	A completed and executed copy of this Subscription Agreement (Page 3);

2.	A Schedule I (TSX Personal Information Acknowledgement and Consent);

3.	If the Subscriber is a resident of the United States or is a United States Accredited Investor (as defined below), a completed and signed Schedule II (Accredited Investor Questionnaire— Resident of the United States or United States Accredited Investor);

Each Subscriber Who Is Not an Individual that will Hold More than 5% of the Issued and Outstanding Shares of the Corporation Must Complete the Following:

4.	If the Subscriber is a portfolio manager or is not an individual (that is, the Subscriber is a corporation, partnership, trust or entity other than an individual), and does not have a current accurate Form 4C - Corporate Placee Registration Form on file with the TSX Venture Exchange, a completed and signed Schedule III.

Each Subscriber Must Pay for the Units ($1.05 per Unit) as follows:

Wire Transfers:

Signature Bank as Escrow Agent for Stellar Biotechnologies, Inc.

Signature Bank, 261 Madison Avenue, NY, NY 10016

ABA No. 026013576 for credit to Signature Bank

as Escrow Agent for Stellar Biotechnologies, Inc.

Account No. 1501985186

FBO: (investor name)
(Investor Address)

Payment by Cashier’s Check:

Payable to “Signature Bank as Escrow Agent for Stellar Biotechnologies, Inc.”

and deliver to

Signature Bank

261 Madison Avenue

New York, NY 10016

Attn.: Arlene Eliades

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SUBSCRIPTION AGREEMENT

TO:	STELLAR BIOTECHNOLOGIES, INC.

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from STELLAR BIOTECHNOLOGIES, INC. (the “Corporation”) that number of units of the Corporation (the “Units”) set out below at a price of US $1.05 per Unit. Each Unit consists of one common share of the Corporation (a “Share”) and one-half of a common share purchase warrant, in substantially the form attached to this document as Exhibit 2 (a “Warrant”). Each whole Warrant shall entitle the holder thereof to acquire one common share in the capital of the Corporation (a “Warrant Share”) at a price of US $1.35 per Warrant Share until 5:00 p.m. (Vancouver time) on the date which is thirty-six months following the Closing Date (as defined herein). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “General Provisions” including without limitation the representations, warranties and covenants set forth in the applicable exhibits and schedules attached hereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Number of Units x US $1.05
(Name of Subscriber)		=

Account Reference (if applicable):		Aggregate Subscription Price:
By:		(the “Subscription Amount”)
Authorized Signature

(Official Capacity or Title – if the Subscriber is not an individual)		Delivery Instructions as set forth below:

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)		(Name)

(Subscriber’s Address, including Municipality, Province/State, Country)		(Account Reference, if applicable)

(Address)
(Telephone Number)	(Fax Number)

		(Contact Name)	(Telephone Number)
(Email Address)

1. State whether Subscriber is an Insider of the Corporation:
Share Certificate Registration Information:
(indicate exactly how you want to be registered on the share and warrant certificate)	Yes ☐ No ☐
2. State whether Subscriber is a member of the Pro Group:

(Name)	Yes ☐ No ☐

3. If applicable, state whether the Subscriber has a current Form 4C (Corporate Placee Registration Form) on file with the Exchange

(Address, including Postal Code)	Yes ☐ No ☐

Number and kind of securities of the Corporation held, directly or indirectly, if any:

GENERAL PROVISIONS

1.	DEFINITIONS

1.1           In this Subscription Agreement (including the first page (instruction page), page 3 (cover page), the General Provisions, exhibits and Schedules incorporated by reference, the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“1934 Act” means the United States Securities Exchange Act of 1934;

(c)	“1940 Act” means the United States Investment Company Act of 1940;

(d)	“Agent” means Newport Coast Securities, who has been retained by the Corporation as the exclusive placement agent to solicit, on a “best efforts” basis, subscriptions solely for the Brokered Offering;

(e)	“Alberta Act” means the Securities Act (Alberta), the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued or adopted by the Alberta Securities Commission, all as amended;

(f)	“Applicable Canadian Legislation” means the Securities Act (British Columbia) and the Securities Act (Alberta) and all legislation incorporated in the definition of this term in other parts of this Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Canadian Securities Commissions;

(g)	“Applicable Legislation” means the Securities Legislation Applicable to the Corporation (as defined herein and in the Term Sheet) and all legislation incorporated in the definition of this term in other parts of this Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Securities Commissions;

(h)	“BC Act” means the Securities Act (British Columbia), the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued or adopted by the British Columbia Securities Commission, all as amended;

(i)	“BCI 72-503” means BC Instrument 72-503 of the British Columbia Securities Commission entitled “Distribution of Securities Outside British Columbia”;

(j)	“Canadian Accredited Investor” is an accredited investor as defined in NI 45-106;

(k)	“Canadian Securities Commissions” means the provincial securities commissions in each of the provinces of Canada;

(l)	“Closing” means the completion of the sale and purchase of the Subscriber’s Units pursuant to this Agreement;

(m)	“Closing Date” means the date of completion of the sale of Units under the Private Placement as may be determined by the Corporation;

(n)	“Corporation” means Stellar Biotechnologies, Inc.;

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(o)	“Dollars” or use of signs “US $” or “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States;

(p)	“Exchange” means the TSX Venture Exchange;

(q)	“Financial Statements” means the Corporation’s Consolidated audited financial statements as of August 31, 2012 and for the fiscal year ended August 31, 2012 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of May 31, 2013 and for the 9-month period ended May 31, 2013.

(r)	“General Provisions” means those portions of this Subscription Agreement headed “General Provisions”;

(s)	“International Jurisdictions” has the meaning ascribed in subparagraph 5.4(a);

(t)	“NI 45-102” means National Instrument 45-102 “Resale of Securities” published by the Canadian Securities Administrators;

(u)	“NI 45-106” means National Instrument 45-106 “Prospectus and Registration Exemptions” published by the Canadian Securities Administrators;

(v)	“Offering Jurisdictions” means all the provinces of Canada, certain states in the United States, and certain “offshore” jurisdictions outside Canada and the United States, subject to receipt of all necessary regulatory approvals and compliance with applicable laws;

(w)	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(x)	“Private Placement” means an offering for sale of an aggregate of 11,428,572 Units by the Corporation, which will include a brokered portion to institutional and accredited investors (the “Brokered Offering”) and a non-brokered portion (the “Non-brokered Offering”).

(y)	“Public Record” means those documents filed in the website www.SEDAR.com;

(z)	“Regulation D” means Regulation D promulgated under the 1933 Act;

(aa)	“Regulation S” means Regulation S promulgated under the 1933 Act;

(bb)	“Regulatory Authorities” means the Securities Commissions and the Exchange and the securities regulatory authorities in an International Jurisdiction;

(cc)	“SEC” means the United States Securities and Exchange Commission;

(dd)	“Securities” means the Units, Shares, Warrants and Warrant Shares;

(ee)	“Securities Commissions” means the state, provincial or federal, as applicable, securities commissions in each of the Offering Jurisdictions;

(ff)	“Subscription Agreement” means the instruction page, page 3 (cover page), the Term Sheet, the General Provisions, exhibits and other Schedules incorporated by reference;

(gg)	“Terms” means those portions of this Subscription Agreement headed “General Provisions” and “Term Sheet”;

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(hh)	“United States” has that meaning ascribed to it in Rule 902(1) of Regulation S;

(ii)	“United States Accredited Investor” means an accredited investor as defined in Rule 501(a) of Regulation D;

(jj)	“Units” has the meaning set forth on page 3;

(kk)	“U.S. Person” has the meaning ascribed to it in Rule 902(k) of Regulation S. Without limiting the foregoing, but for greater clarity in this Subscription Agreement, a U.S. Person includes, subject to the exclusions set forth in Regulation S, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate or trust of which any executor, administrator, or trustee is a U.S. Person, (iv) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (v) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by U.S. Accredited Investors who are not natural persons, estates or trusts;

(ll)	“Warrant Shares” has the meaning set forth on page 3; and

(mm)	“Warrants” has the meaning set forth on page 3.

1.2           In this Subscription Agreement, unless otherwise specified, currencies are indicated in Dollars.

1.3           In this Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in this Subscription Agreement.

2.	THE PRIVATE PLACEMENT

2.1           An aggregate of 11,428,572 Units are being offered for sale by the Corporation at a subscription price of US $1.05 per Unit for gross proceeds of US $12,000,000. The Private Placement will include a brokered portion to institutional and accredited investors for up to $5,000,000 (the “Brokered Offering”) on a best efforts basis by the Agent pursuant to the terms of an agency agreement, and a non-brokered portion for up to $7,000,000 (the “Non- brokered Offering”). The Agent is not acting as selling agent, placement agent or finder with respect to the Non- brokered Offering and shall have no obligation or duty to investors participating in the Non-brokered Offering.

2.2           By executing this Agreement, the Subscriber offers to purchase from the Corporation that number of Units set forth on page 3 hereof, subject to the terms and conditions set out herein. The Subscriber acknowledges that the offer is subject to: (a) the acceptance of this subscription by the Corporation, (b) delivery by the Subscriber of the documents set out on page 1 (as applicable), and (c) receipt of all necessary regulatory approvals. Upon the Corporation’s acceptance of this subscription, this Subscription Agreement will constitute an agreement for the purchase by the Subscriber from the Corporation and for the Corporation to issue and sell to the Subscriber, the number of Units set forth on page 3 hereof on the terms and conditions set forth herein.

2.3           The Private Placement is not, and under no circumstances is to be construed as, a public offering of the Securities. The Private Placement is not being made, and this subscription does not constitute an offer to sell or the solicitation of an offer to buy the Securities in any jurisdiction where, or to any person whom, it is unlawful to make such an offer of solicitation.

3.	THE UNITS

3.1           Each Unit will be comprised of one Share and one-half of a Warrant. The Units will be issued and registered in the name of the Subscriber.

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3.2           The issue of the Units will not restrict or prevent the Corporation from obtaining any other financing or from issuing additional securities or rights.

4.	THE WARRANTS

4.1           Each whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at an exercise price of US $1.35 for a period of 36 months following the Closing Date. Warrants may only be exercised for full common shares. Except in accordance with applicable securities laws, the Warrants will not be transferable and will not be listed for trading on any securities exchange.

4.2           The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued on exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Corporation’s common shares, the payment of stock dividends and the amalgamation of the Corporation.

4.3           The issue of the Warrants will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

5.	REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

5.1           Acknowledgements Concerning Offering.

The Subscriber acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b)	there is no government or other insurance covering the Securities;

(c)	there are risks associated with the purchase of the Securities which include, but are not limited to, those risks listed on Schedule IV hereto;

(d)	there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to determine such restrictions and to comply with them before selling the Securities;

(e)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation (including, but not limited to Regulation D promulgated by the SEC for sales to US Persons and the laws and regulations of the various states) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will likely not be available to the Subscriber;

(f)	no prospectus has been filed by the Corporation with the Securities Commissions in connection with the issuance of the Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

(i)	the Corporation is relieved from certain obligations that would otherwise apply under the Applicable Legislation;

(ii)	the Subscriber is restricted from using most of the civil remedies available under the Applicable Legislation; and

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(iii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the Applicable Legislation;

(g)	the Subscriber acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act or any of the Securities. Subscriber also understands that there is no assurance that any exemption from registration under the 1933 Act will be available and that, even if available, such exemption may not allow Subscriber to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Subscriber might propose; and

(h)	The Subscriber acknowledges that the Corporation is required to file a report of trade with all applicable Regulatory Authorities containing personal information about Subscribers. This report of trade will include the full name, residential address and telephone number of each Subscriber, the number and type of Securities purchased, the total purchase price paid for such Securities, the date of the Closing and the prospectus exemption relied upon under applicable securities laws to complete such purchase. In Ontario, Canada, this information is collected indirectly by the Ontario Securities Commission under the authority granted to it under, and for the purposes of the administration and enforcement of, the securities legislation in Ontario, Canada. Any Subscriber may contact the Administrative Support Clerk at the OSC at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 Canada or by telephone at (416) 593-3684 for more information regarding the indirect collection of such information by the Ontario Securities Commission. By completing this Agreement, the Subscriber authorizes the indirect collection of the information described in this section by all applicable Regulatory Authorities and consents to the disclose of such information to the public through the filing of a report of trade with all applicable Regulatory Authorities.

5.2           Representations by all Subscribers

The Subscriber represents and warrants to the Corporation that, as at the date of this Agreement and at the Closing:

(a)	the Subscriber is purchasing the Securities for its, his or her own account, and not as a nominee or agent, for investment only, and not for the benefit of any other person or for resale, distribution or other disposition of the Securities, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same and Subscriber further represents that the Subscriber does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities;

(b)	Subscriber has not been formed for the specific purpose of acquiring the Securities;

(c)	to the best of the Subscriber’s knowledge, the Securities were not advertised;

(d)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase the Securities;

(ii)	that any person will refund the purchase price of the Securities;

(iii)	as to the future price or value of any of the Securities; or

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(iv)	that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange, other than the Shares and Warrant Shares on the Exchange;

(e)	this subscription has not been solicited in any other manner contrary to the Applicable Legislation;

(f)	the Subscriber has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(g)	the Subscriber has no knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Canadian Legislation) in the affairs of the Corporation that has not been generally disclosed to the public, except knowledge of this particular transaction;

(h)	the offer made by this subscription is irrevocable once the subscription payment has been received with fully executed subscription documents as required hereunder (subject to the Subscriber’s right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement) and requires acceptance by the Corporation and approval of the Exchange;

(i)	the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant to this Subscription Agreement and, if the Subscriber is a corporation or other entity, it is duly incorporated or organized, as applicable, and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Subscriber;

(j)	the Subscriber is not a “control person” of the Corporation as defined in the Applicable Canadian Legislation, will not become a “control person” by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Corporation;

(k)	unless the Subscriber has completed and signed Schedule II, the offer was not made to the Subscriber when the Subscriber was in the United States and, at the time the Subscriber signed this Subscription Agreement and purchased the Securities, the Subscriber was outside of the United States;

(l)	unless the Subscriber has completed and signed Schedule II, the Subscriber is not a U.S. Person;

(m)	unless the Subscriber has completed and signed Schedule II, the Subscriber is not and will not be purchasing Securities for the account or benefit of any U.S. Person;

(n)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(o)	this Subscription Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding agreement of the Subscriber enforceable against the Subscriber;

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(p)	The Corporation has provided to Subscriber the opportunity to ask questions and receive answers from the Corporation concerning the terms and conditions of the offering of the Securities, and has had an opportunity to discuss the Corporation’s business, management and financial affairs with directors, officers and management of the Corporation’s and has had the opportunity to review the Corporation’s operations and facilities and it has had access to such other information regarding the business, properties, prospects and financial condition of the Corporation (including, without limitation, any strategic transaction, public securities offering, private financing transaction (whether debt or equity), merger, consolidation, recapitalization, reclassification, reorganization, change of control transaction, sale of assets or securities, liquidation or similar transaction which have been, are being or may be contemplated by the Corporation) as it has considered necessary or appropriate in connection with its investment decision to acquire the Units, and Subscriber is aware that the Corporation may in the future sell securities at a price lower than the per share price at which Subscriber is purchasing the Units;

(q)	Subscriber represents that by reason of his, her, its, or of its management’s, business or financial experience, Subscriber has the capacity to protect Subscriber’s own interests in connection with the transactions contemplated in this Agreement;

(r)	the Subscriber has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Subscriber resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(s)	the Subscriber is capable of assessing the proposed investment as a result of the Subscriber’s financial and business experience or as a result of advice received from a registered person other than the Corporation or any affiliates of the Corporation and in particular, Subscriber acknowledges the risks inherent in the Corporation, which include, but not limited to, those risks listed on Schedule IV hereto and incorporated herein by this reference;

(t)	if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

(u)	it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities and that Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction;

(v)	the funds representing the aggregate purchase price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge, none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber. The Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

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(w)	Subscribers participating in the Non-brokered Offering shall have no claims under the laws of any jurisdiction against the Agent with respect to his/her/its subscription and hereby acknowledges and understands that the Agent is not representing such Subscriber, has not acted as placement agent, finder or selling agent with respect to the Subscriber’s subscription for Units, has not undertaken any due diligence or analysis on behalf of Subscribers in the Non-brokered Offering and the Agent is not representing the Subscribers in the Non-brokered Offering in any capacity.

5.3           Representations by residents of the United States or U.S. Persons:

The Subscriber represents and warrants to the Corporation that, as at the date of this Agreement and at the Closing:

(a)	the Subscriber is a resident of the United States of America or U.S. Person, or is otherwise subject to the securities laws thereof;

(b)	understands the Securities have not and will not be registered under the 1933 Act or the securities laws of any state of the United States of America in which the Subscriber is a resident and the sale contemplated hereby is being made in reliance on private placement exemptions pursuant to Rule 506 of the 1933 Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations as expressed herein;

(c)	the Subscriber is a United States Accredited Investor as set out in the completed Schedule II - U.S. Accredited Investor Questionnaire, delivered with this Agreement;

(d)	Subscriber is purchasing the Units for his, her or its own account for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Units in the United States; provided, however, that the Subscriber may sell or otherwise dispose of any of the Units pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(e)	Subscriber has such substantial knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of an investment in the Units and it is able to bear the economic risk of loss of its entire investment and has the capacity to protect its own interests;

(f)	Subscriber understands that if he/she/it decides to offer, sell or otherwise transfer the Securities, he/she/it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)	the transfer is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws; or

(ii)	the Securities are transferred in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities;

and it has prior to such sale furnished to the Corporation an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Corporation;

(g)	Subscriber understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if any of the Securities are being sold under clause (B) above, at a time when the Corporation is a “foreign issuer” as defined in Rule 902 under the 1933 Act, the legend set forth above may be removed by providing a declaration to the Corporation and its transfer agent in such form as the Corporation may from time to time prescribe, together with such other evidence, including an opinion of counsel in form satisfactory to the Corporation and its transfer agent, as the Corporation and its transfer agent may from time to time prescribe, to the effect that the sale of such securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act;

provided further, that if any of the Securities are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Corporation’s transfer agent of an opinion satisfactory to the Corporation to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(h)	Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(i)	Subscriber understands and acknowledges that the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption is available from the registration requirements of the 1933 Act and the securities laws of all applicable states and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect; provided that a Subscriber who purchased Units pursuant to the Offering will not be required to deliver an opinion of counsel in connection with the due exercise of the Warrants that comprise part of the Units if the Subscriber delivers to the Corporation a warrant exercise form containing representations, warranties and agreements substantially in a form acceptable to the Corporation;

(j)	Subscriber understands and acknowledges that the Corporation has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resale of the Securities in the United States;

(k)	the office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Units is the address listed as the “Subscriber’s Address” on the signature page of this Agreement;

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(l)	Subscriber acknowledges that it has not purchased the Units as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the 1933 Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(m)	Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, holding, exercise or disposition of the Securities. The Corporation does not give any opinion or make any representation with respect to the tax consequences to the Subscriber under any tax law of the Subscriber’s acquisition, holding, exercise or disposition of the Securities, and the Subscriber acknowledges that the Subscriber is solely responsible for determining the tax consequences to its investment. In particular, no determination has been made whether the Corporation will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code;

(n)	Subscriber understands and acknowledges that the Corporation (i) is not obligated to remain a “foreign issuer” within the meaning of Regulation S, (ii) may not, at the time the Securities are resold by it or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause the Corporation not to be a foreign issuer, and if the Corporation is not a foreign issuer at the time of sale or transfer of the Securities pursuant to Rule 904 of Regulation S, the certificates representing the Securities may continue to bear the legend described here;

(o)	Subscriber understands that the Financial Statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles (up to and including audited financial statements for the year ended August 31, 2011) and International Financial Reporting Standards (financial statements subsequent to August 31, 2011), which differ in some respects from United States generally accepted accounting principles and thus may not be comparable to financial statements of United States companies;

(p)	Subscriber understands and agrees that the certificates representing the Warrants, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend, or such other legend, as may be advised by legal counsel for the Corporation:

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.”

(q)	that the funds representing the subscription funds which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to the Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription funds to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith.

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5.4           Representations by residents outside of Canada and the United States:

The Subscriber represents and warrants to the Corporation that, as of the date of this Agreement and at the Closing:

(a)	is knowledgeable of, or has been independently advised as to the applicable securities laws and the applicable rules of any securities regulatory authorities having application in the jurisdiction in which the Subscriber is a resident (the “International Jurisdiction”) which would apply to the acquisition of the Subscriber’s Securities, if any;

(b)	is purchasing the Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Units under the applicable securities laws of the International Jurisdiction without the need to rely on any exemption;

(c)	the applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any nature whosoever from any regulatory authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Securities; and

(d)	is complying with the requirements of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation may request.

5.5           Reliance, indemnity and notification of changes

The representations and warranties in this Subscription Agreement (including the schedules, exhibits and appendices incorporated by reference) are made by the Subscriber with the intent that they be relied upon by the Corporation in determining its suitability as a Subscriber of Securities, and the Subscriber hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth in this Subscription Agreement (including the schedules, exhibits and appendices incorporated by reference) which takes place prior to the Closing.

5.6           Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

6.	REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

6.1           The Corporation represents and warrants to the Subscriber that, as of the date of this Agreement and at the Closing:

(a)	the Corporation and its subsidiaries, if any, are valid and subsisting corporations duly incorporated, continued or amalgamated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated with respect to all acts necessary to maintain their corporate existence;

(b)	the Corporation is the beneficial owner of the properties, business and assets or the interests in the properties, business and assets referred to in the Public Record, except as disclosed in the Public Record all agreements by which the Corporation holds an interest in a property, business or asset are in good standing according to their terms, and there has not been any breach of the applicable laws of the jurisdictions in which such properties, business and assets are situated which would have a material adverse effect on such properties, business and assets;

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(c)	the Financial Statements accurately reflect the financial position of the Corporation as at the date thereof and have been properly prepared in accordance with Canadian Generally Accepted Accounting Principles (up to and including audited financial statements for the year ended August 31, 2011) and International Financial Reporting Standards (financial statements subsequent to August 31, 2011);

(d)	no adverse material changes in the financial position of the Corporation have taken place since the date of the latest balance sheet contained in the Financial Statements (namely, May 31, 2013), except as has been publicly disclosed;

(e)	except as provided in the Public Record, the Corporation and its subsidiaries are not currently a party to any actions, suits or proceedings which could materially affect the Corporation’s business or financial condition;

(f)	except as disclosed in the Public Record and for options granted in the ordinary course under the Corporation’s stock option plan, there are no outstanding options, warrants or other securities exercisable to purchase or convertible or exchangeable into common shares of the Corporation;

(g)	the Corporation has complied and will comply with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities;

(h)	the issuance and sale of the Securities by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Corporation is a party;

(i)	this Agreement has been duly authorized by all necessary corporate action on the part of the Corporation and, subject to acceptance by the Corporation, constitutes a valid obligation of the Corporation legally binding upon it and enforceable in accordance with its terms;

(j)	the issuance of the Securities, at the time of their issue, will have been approved by all requisite corporate action and any shares comprising part of the Securities, upon issue and delivery, will be validly issued as fully paid and non-assessable;

(k)	the Corporation is a reporting issuer under the BC Act and Alberta Act, its common shares are listed for trading on the Exchange; and

(l)	all consents, approvals, authorizations, orders or agreements of any stock exchanges, securities commissions or similar authorities in Canada, governmental agencies or regulators, courts or any other persons which may be required for the issuance of the Securities and the delivery of certificates representing the Securities to the Subscriber, shall be obtained and in effect prior to or on the date of delivery of such certificates.

6.2           Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

7.	CLOSING

7.1           The Subscriber acknowledges that, although Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Securities under the Private Placement, some or all of which may close before or after the Closing.

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7.2           On or before the business day before the Closing Date, the Subscriber will deliver to the Corporation this Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total purchase price of the Securities to be purchased by the Subscriber in the manner as set forth on page 1 of this Subscription Agreement.

7.3           At Closing or as soon as reasonably possible thereafter, the Corporation will deliver to the Subscriber the certificates representing the Securities purchased by the Subscriber registered in the name of the Subscriber or its nominee, or as directed by the Subscriber.

7.4           There is no minimum Offering amount which must be subscribed prior to any Closing. The Corporation (and the Agent in the Brokered Offering) may hold one or more closings from time to time during the offering period. The offering period for the Brokered Offering commences on August 29, 2013 and terminates on September 13, 2013 unless extended, without further notice to the subscribers, to September 20, 2013. Funds may be released to and available to the Corporation at any time. Closings in the Brokered Offering shall be held from time to time upon acceptance of subscriptions and delivery of closing documents as shall be determined by the Corporation and the Agent.

8.	MISCELLANEOUS

8.1           The Subscriber agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by this Subscription Agreement.

8.2           The Subscriber hereby authorizes the Corporation to correct any minor errors in, or complete any minor information missing from any part of this Subscription Agreement and any other exhibits, schedules, forms, certificates or documents executed by the Subscriber and delivered to the Corporation in connection with the Private Placement.

8.3           The Corporation may rely on delivery by fax machine of an executed copy of this subscription or electronic mail (including, but not limited to PDF), and acceptance by the Corporation of such faxed copy or electronic transmission will be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms of this Subscription Agreement.

8.4           Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Corporation’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Corporation considers necessary.

8.5           This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

8.6           Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

8.7           Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Corporation, or by anyone else.

8.8           The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

8.9           This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

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8.10         A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail (including PDF) or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, addressed to the address given on page 3, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this paragraph 8.10.

8.11         This Subscription Agreement is to be read with all changes in gender or number as required by the context.

8.12         This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

[Signature Page Follows]

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The Corporation hereby accepts the subscription for Securities as set forth on page 3 of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement (including all applicable exhibits and schedules) this                                   day of                          , 2013.

STELLAR BIOTECHNOLOGIES, INC.

*

Per:
Frank Oakes, Chief Executive Officer an Authorized Signatory

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EXHIBIT 1

TERM SHEET

STELLAR BIOTECHNOLOGIES, INC.

(Capitalized terms have the meanings assigned in the Subscription Agreement.)

THE CORPORATION	Stellar Biotechnologies, Inc.

PRIVATE PLACEMENT	The Private Placement consists of 11,428,572 Units. The Private Placement will include a brokered portion to institutional and accredited investors (the “Brokered Offering”) and a non-brokered portion (the “Non-brokered Offering”). The Corporation has retained Newport Coast Securities (the “Agent”) as the exclusive placement agent to solicit, on a “best efforts” basis, subscription for the Brokered Offering.

SECURITIES	Each Unit consists of one previously unissued common share, as presently constituted (a “Share”) and one-half of a common share purchase warrant (a “Warrant”) of the Corporation. Each whole Warrant will entitle the holder, on exercise, to purchase one additional common share of the Corporation (a “Warrant Share”), at a price of US $1.35 per Warrant Share until the close of business on the day which is thirty-six months from the Closing Date.

TOTAL AMOUNT	US $12,000,000, of which up to $5,000,000 shall be in the Brokered Offering.

PRICE	US $1.05 per Unit.

WARRANTS	The Warrants will be transferable, subject to compliance with applicable securities legislation.

The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Corporation’s common shares, the payment of stock dividends and the amalgamation of the Corporation.

The issue of the Warrants will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

PLACEMENT AGENT FEE	The Agent will receive a cash fee equal to 7% of the gross proceeds raised by the Agent in connection with the Brokered Offering (or 3.5% of the gross proceeds from investors identified by the Corporation who participate in the Brokered Offering). The Agent will also receive agent warrants (“Agent Warrants”) in an amount equal to 7% of the aggregate number of Shares sold by the Agent. Each Agent Warrant will be exercisable for a period of thirty-six months from the date of issuance into one common share at U.S. $1.05, a price equal to the issue price of the Brokered Offering. We have also agreed to pay to the Agent (or its counsel) expenses of up to $30,000. We have also agreed to pay to the Agent the fees of its clearing firm which may be imposed with respect to the acceptance of the Securities on behalf of subscribers. The Corporation will not pay a placement agent fee on the Non-brokered Offering.

EXEMPTIONS	The offering will be made in accordance with the following exemptions from the prospectus requirements:

(a)	the “accredited investor” exemption (section 2.3 of National Instrument 45-106 published by the Canadian Securities Administrators);
(b)	Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D promulgated under the 1933 Act; and
(g)	the “offshore exemption” (BC Instrument 72-503).

RESALE RESTRICTIONS AND LEGENDS

For Securities issued to all persons, such Securities shall be subject to a four month and one day hold period that commences on Closing. For Shares issued to persons who are residents of the United States, such Shares shall be subject to a six month hold period that commences on Closing and may be sold thereafter only in accordance with exemptions provided therein and the regulations promulgated by the SEC. For Warrant Shares issued to persons who are residents of the United States, such Warrant Shares shall be subject to a six month hold period that commences upon exercise of the Warrants.

The Subscriber acknowledges that the certificates representing the Securities will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.]”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [DATE THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING].”

If the Subscriber is a resident of the United States, then the Subscriber acknowledges that the certificates representing the Securities will bear the additional following legend or such other legend as legal counsel for the Corporation may advise:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR UNITED STATES STATE LAWS, AND ARE BEING OFFERED FOR SALE AND SOLD IN THE UNITED STATES OR TO A U.S. PERSON IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND SUCH LAWS. THE SECURITIES OFFERED IN THE UNITED STATES OR TO A U.S. PERSON ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, HYPOTHECATED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

Subscribers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

CLOSING DATE	Payment for the Units is required as soon as possible, and the delivery of the Units is scheduled to occur following receipt of the required approval of the TSX Venture Exchange or on such date as may be designated by the Corporation (the “Closing Date”). There is no minimum offering amount and funds shall be available immediately to the Corporation following each closing. Closings may take place from time to time at later dates as may be determined by the Corporation. With respect to the Brokered Offering, subscription funds shall be placed in escrow at Signature Bank in New York, New York, pending closings to be held at such times as shall be agreed upon by the Corporation and the Agent, following confirmation of accepted subscriptions, delivery of usual and customary closing documents and opinions of counsel. Securities purchased in the Brokered Offering shall be delivered to subscribers (or the Agent on behalf of Subscribers) within 10 days following each closing.

USE OF PROCEEDS	Proceeds of the Private Placement will be used for product research, aquaculture and KLH production development, capital expenditures and working capital.

REGULATORY APPROVAL:	The completion of the Offering is subject to regulatory approval by the TSX Venture Exchange.

JURISDICTION OF ORGANIZATION	The Corporation is a validly existing company under the laws of the British Columbia Business Corporations Act.

STOCK EXCHANGE LISTING	Shares of the Corporation are listed on the TSX Venture Exchange.

SECURITIES LEGISLATION APPLICABLE TO THE CORPORATION	The “Securities Legislation Applicable to the Corporation” is the Securities Act (British Columbia) and the Securities Act (Alberta) and applicable United States federal and state securities laws, including but not limited to, Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder by the United States Securities and Exchange Commission.

EXHIBIT 2

FORM OF WARRANT

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY

BEFORE [DATE]. [four months and a day after the date the warrants are issued]

WITHOUT PRIOR APPROVAL OF THE TSX VENTURE EXCHANGE (THE “EXCHANGE”) AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUED ON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [DATE THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING].

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. DELIVERY OF THIS WARRANT MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE

5:00 P.M. (PACIFIC TIME) ON [DATE] [36 months from Closing].

WARRANT CERTIFICATE

STELLAR BIOTECHNOLOGIES, INC.

(Continued under the laws of the Province of British Columbia)

WARRANT CERTIFICATE NO. 2013-	WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT [Name] of [Address] (hereinafter referred to as the “holder” or the “Warrantholder”) is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Pacific time) (the “Expiry Time”) on [Date] [36 months from Closing] (the “Expiry Date”), one fully paid and non-assessable common share (“Common Share”) in the capital of STELLAR BIOTECHNOLOGIES, INC., a corporation formed under the laws of the province of British Columbia, Canada (the “Company”).

These Warrants may only be exercised at the head office of the Company located at 332 East Scott Street, Port Hueneme, California, 93041, or the registered office of the Company located at Suite 401, 1231 Barclay Street, Vancouver, British Columbia, V6E 1H5 (or such other office or agency of the Company as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company).

These Warrants are issued subject to the terms and conditions appended hereto as Schedule “A”.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized officer of the Company.

DATED for reference the              day of September, 2013.

STELLAR BIOTECHNOLOGIES, INC.

Per:
Frank R. Oakes, Chief Executive Officer

(See terms and conditions attached hereto)

SCHEDULE “A”

TERMS AND CONDITIONS FOR WARRANT CERTIFICATE

Terms and Conditions attached to the Warrant Certificate issued by STELLAR BIOTECHNOLOGIES, INC. (the “Company”) and dated for reference the            day of September, 2013.

ARTICLE 1

INTERPRETATION

1.1           Definitions. In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)          “1933 Act” means the United States Securities Act of 1933, as amended;

(b)          “Common Shares” means the common shares in the capital of the Company to be issued pursuant to the exercise of Warrants;

(c)          “Company” means STELLAR BIOTECHNOLOGIES, INC., a corporation formed under the laws of the province of British Columbia, Canada unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter “Company” shall mean such successor corporation;

(d)          “Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;

(e)          “Dollars” or use of signs “US $” or “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States;

(f)          “Exchange” means the TSX Venture Exchange or such other stock exchange on which the Company’s Common Shares are listed and posted for trading; Schedule “A”;

(g)           “Exercise Date” has that meaning ascribed to that term in Section 3.2 of this before [Date];

(h)           “Exercise Price” means the price of US $1.35 per share if exercised on or

(i)          “Expiry Time” means 5:00 p.m. (Pacific Time) on the Expiry Date;

(j)          “Expiry Date” means [Date].

(k)          “herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

A-1

(l)          “Issue Date” means the issue date of the Warrant shown on the face page of the Warrant Certificate;

(m)          “person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(n)          “Subscription Form” has that meaning ascribed to that term in Section 3.1 of this Schedule “A”;

(o)          “United States” has that meaning ascribed to it in Rule 902(1) of Regulation S;

(p)          “Warrant” means the warrant to acquire Common Shares evidenced by the Warrant Certificate; and

(q)          “Warrant Certificate” means the certificate to which these Terms and Conditions are attached.

1.2           Interpretation Not Affected by Headings.

(a)          The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

(b)          Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3           Applicable Law. The terms hereof and of the Warrant shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada, and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Warrant.

ARTICLE 2

ISSUE OF WARRANT

2.1           Issue of Warrants. That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2           Additional Warrants. Subject to any other written agreement between the Company and the Warrantholder, the Company may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person.

2.3           Issue in Substitution for Lost Warrants. If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)          the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

A-2

(b)          the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4           Warrantholder Not a Shareholder. The Warrant shall not constitute the holder a shareholder of the Company, nor entitle it to any right or interest in respect thereof (including but not limited to voting rights) except as may be expressly provided in the Warrant.

ARTICLE 3

EXERCISE OF THE WARRANT

3.1           Method of Exercise of the Warrant. The right to purchase Common Shares conferred by the Warrant Certificate may be exercised, prior to the Expiry Time, by the holder delivering to the Company (whether via facsimile or otherwise) a duly completed and executed subscription form substantially in the form attached hereto as Schedule “B” (the “Subscription Form”) and a certified check, bank draft, wire transfer or a money order payable to or to the order of the Company, for the Exercise Price applicable at the time of exercise in respect of the Common Shares subscribed for in lawful money of the United States, to the Company.

3.2           Effective Date of Exercise of the Warrant. This Warrant Certificate together with such Subscription Form, certified check, bank draft, wire transfer or a money order will be deemed to be exercised only upon actual receipt thereof by the Company as set out above (the “Exercise Date”).

3.3           Effect of Exercise of the Warrant.

(a)          Upon delivery of the Subscription Form and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such delivery and such payment; and

(b)          Within five business days after delivery and payment as aforesaid, the Company shall forthwith cause the issuance to the holder of a certificate for the Common Shares purchased as aforesaid.

3.4           Subscription for Less than Entitlement. The holder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to this Warrant Certificate. Execution and delivery of a Subscription Form with respect to less than all of the shares underlying this Warrant shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of shares underlying this Warrant. Execution and delivery of a Subscription Form for all of the then- remaining shares underlying this Warrant shall have the same effect as cancellation of the original of this Warrant after delivery of the shares underlying this Warrant in accordance with the terms hereof.

3.5           Expiration of the Warrant. After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

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3.6           Hold Periods and Legending of Share Certificate. The certificates representing the Common Shares to be issued pursuant to the exercise of this Warrant shall bear a legend in substantially the following forms:

(a)

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.”

(b)

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [Date].”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [Date].”

ARTICLE 4

ADJUSTMENTS

4.1           Adjustments. The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)          in the event the Company shall:

(i)           pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)         subdivide its outstanding Common Shares;

(iii)         combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)        issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation);

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the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)          In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share which is lower than 95% of the current market price at the record date mentioned below (as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)          In case the Company shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (d) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as determined by the board of directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

In the event of the distribution by the Company to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

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(d)          For the purpose of any computation under subsections (b) and (c) of this Section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for twenty-five (25) consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are then traded; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such twenty-five (25) consecutive trading day period. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of shares so sold. For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Company, acting reasonably.

(e)          In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f)          No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

(g)          Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)          No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if, the Company issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

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(i)          In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)          Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)          the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)         such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

4.2           Voluntary Adjustment by the Company. Subject to requisite Exchange approval, the Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

4.3           Notice of Adjustment. Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Company shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

4.4           No Adjustment for Dividends. Except as provided in Section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

4.5           Preservation of Purchase Rights Upon Merger, Consolidation, etc. In connection with any consolidation of the Company with, or amalgamation or merger of the Company with or into, another corporation (including, without limitation, pursuant to a “takeover bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Warrantholder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule “A”. The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

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4.6           Determination of Adjustments. If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined by the Company’s Auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia, that the Company may designate and the Warrantholder, acting reasonably, may approve, and who shall have access to all appropriate records and such determination shall be binding upon the Company and the holder.

ARTICLE 5

COVENANTS BY THE COMPANY

5.1           Reservation of Common Shares. The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Warrant Certificate.

ARTICLE 6

MERGER AND SUCCESSORS

6.1           Company May Consolidate, etc. on Certain Terms. Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

6.2           Successor Company Substituted. In case the Company, pursuant to Section 6.1 shall be consolidated, amalgamated or merged with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

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ARTICLE 7

AMENDMENTS

7.1           Amendment, etc. This Warrant Certificate may only be amended and the obligations of the Company and the rights of the Warrantholder under this Warrant Certificate may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) by a written instrument signed by the Company and the Warrantholder.

ARTICLE 8

MISCELLANEOUS

8.1           Time. Time is of the essence of the terms of this Warrant Certificate.

8.2           Notice. Any notice or other communication to be given in connection with this Warrant Certificate must be in writing and given by (a) personal delivery to the party to be notified,

(b) when sent, if sent by electronic mail (including PDF) or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, to the recipient at the address below indicated:

If to the Company:

Stellar Biotechnologies, Inc.

332 E. Scott St.

Port Hueneme, CA 93041

Tel: (805) 488-2800 / Fax: (805) 488-2889

Attention: Chief Financial Officer

If to the Warrantholder:

To the address of such Holder set forth on the books and records of the Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party in accordance with the provisions of this paragraph 8.2.

8.3           Disposition of Shares and Warrant.

(a)          The Holder hereby acknowledges that: (i) this Warrant and any Common Shares issuable upon exercise of the Warrant have not been registered (A) under the 1933 Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(a)(2) of the 1933 Act as not involving any public offering, or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and (ii) that the Company’s reliance on the registration exemption under Section 4(a)(2) of the 1933 Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Warrantholder. The Warrantholder represents and warrants that he, she or it is acquiring this Warrant and will acquire Common Shares issuable upon exercise of the Warrant for investment for his, her or its own account, with no present intention of dividing his, her or its participation with others or reselling or otherwise distributing this Warrant or Common Shares issuable upon exercise of the Warrant.

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(b)          The Warrantholder hereby agrees that he, she or it will not sell, transfer, pledge or otherwise dispose of (collectively, “Transfer ”) all or any part of this Warrant and/or Common Shares issuable upon exercise of the Warrant unless and until he, she or it shall have first obtained an opinion, reasonably satisfactory to counsel for the Company, of counsel (competent in securities matters, selected by the Warrantholder and reasonably satisfactory to the Company) to the effect that the proposed Transfer may be made without registration under the 1933 Act and without registration or qualification under any United States state law.

(c)          If, at the time of issuance of Common Shares issuable upon exercise of the Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the 1933 Act and the Common Shares issuable upon exercise of the Warrant may not be sold pursuant to Rule 144 of the 1933 Act, the Company may, at its election, require that any stock certificate evidencing Common Shares issuable upon exercise of the Warrant shall bear the legend reading substantially as set forth in paragraph 3.6(a) above. In addition, so long as the foregoing legend may remain on any stock certificate evidencing Common Shares issuable upon exercise of the Warrant, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

8.4           Transfer of Warrants. Subject to applicable securities legislation (including, but not limited to, the 1933 Act) and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the TSX Venture Exchange (or any other stock exchange on which the Common Shares are listed), the Warrants evidenced hereby (or any portion thereof) may be assigned or transferred by the holder by duly completing and executing the transfer form attached hereto as Schedule “C”. The rights and obligations of the Company and Warrantholder shall be binding upon and enure to the benefit of their successors and permitted assigns.

8.5           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the holder, and for all other purposes, absent actual notice to the contrary.

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SCHEDULE “B”

SUBSCRIPTION FORM

TO:	Stellar Biotechnologies, Inc.

332 E. Scott Street

Port Hueneme, California 93041

The undersigned Holder of the within Warrants hereby subscribes for common shares (the “Common Shares”) of STELLAR BIOTECHNOLOGIES, INC. (the “Company”) pursuant to the within Warrants at US $1.35 per Common Share on the terms specified in the said Warrants. This subscription is accompanied by a certified check, bank draft, wire transfer or a money order payable to or to the order of the Company for the whole amount of the purchase price of the Common Shares.

In connection with this subscription: (check one):

1.    ☐ The undersigned hereby certifies that (i) it is not a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), the definition of which includes, but is not limited to, any individual resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, and any estate or trust of which any administrator, executor or trustee is a U.S. Person), (ii) at the time of exercise it is not within the United States and it did not execute and deliver this subscription form in the United States, and (iii) it is not exercising any of the Warrants represented by this Warrant Certificate for or on behalf of any U.S. Person or person within the United States.

2.    ☐ The undersigned hereby certifies that (i) it is an Accredited Investor (as defined in Rule 501(a) under the U.S. Securities Act) that purchased the Warrants represented by this Warrant Certificate directly from the Company for its own account, (ii) it is exercising the Warrants for its own account, and (iii) it remains an Accredited Investor on the date of exercise of the Warrants.

Note: The Common Shares will not be registered or delivered to a U.S. address unless the undersigned has checked box 2 above and satisfied the applicable requirements thereof. A legend will be placed on any Common Shares issued pursuant to box 2 above to the effect that the Common Shares may not be transferred except pursuant to an exemption from registration under the U.S. Securities Act and all applicable state securities laws.

The undersigned hereby directs that the Common Shares be registered as follows:

Name(s) in full	Address	Number of Common Shares

B-1

DATED this                            day of                           , 20   .

Name of Holder:

Signature of Holder

Mailing Address:

Instructions:

1.	The signature to the subscription must be the signature of the person appearing on the face of the Warrant Certificate.

2.	If there is more than one holder of the Warrants, all holders must sign.

3.	In the case of persons signing by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

4.	If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

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SCHEDULE “C”

TRANSFER FORM

TO:	Stellar Biotechnologies, Inc.

332 E. Scott Street

Port Hueneme, California 93041

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                      (name) (“Assignee”), of                                               (address),                           Warrants of STELLAR BIOTECHNOLOGIES, INC. (the “Company”) registered in the name of the undersigned on the records of the Company represented by the within warrant certificate and irrevocably appoints                                                       the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby certifies that, by assignment hereof, the Warrant and the shares of stock to be issued upon exercise of the Warrant are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of the Warrant or any shares of stock to be issued upon exercise thereof except under circumstances which will not result in a violation of the United States Securities Act of 1933, as amended, or any United States state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED this                      day of                                       , 20   .

(Witness)	(Signature of Registered Warrant Holder)

(Print name of Registered Warrant Holder)

Signature of transferor guaranteed by:

*
* Authorized Signature Number

NOTE: The signature of the Holder to this assignment must correspond exactly with the name of the Holder as set forth on the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatsoever and the signature must be guaranteed by a Canadian chartered bank or by a Canadian trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Instructions:

1.	Signature of transferor must be the signature of the person appearing on the face of the Warrant Certificate.
2.	If there is more than one person appearing on the face of the Warrant Certificate, all must sign.
3.	If the Transfer of Warrants is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.
4.	If the Warrant certificate and the form of transfer are being forwarded by mail, registered mail must be employed.

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SCHEDULE I

PERSONAL INFORMATION ACKNOWLEDGEMENT AND CONSENT

IN THE MATTER OF PERSONAL INFORMATION PROVIDED TO STELLAR BIOTECHNOLOGIES, INC. (the “Corporation”)

TO BE COMPLETED BY ALL SUBSCRIBERS

“Personal Information” means any information about the undersigned and includes information obtained from the undersigned through written or verbal means between the undersigned and the Corporation, its agents or representatives.

ACKNOWLEDGEMENT AND CONSENT:

I, the undersigned, have read and understand the TSX Personal Information Acknowledgement set out below.

I hereby consent to:

(1)	the disclosure of my Personal Information to the TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) as requested from the Exchange;

(2)	the collection, use and disclosure of my Personal Information by the Exchange for the purposes described below under “TSX Personal Information Acknowledgement” or as otherwise identified by the Exchange, from time to time;

(3)	the disclosure of my Personal Information to the British Columbia Securities Commission and to any other applicable regulatory authority (collectively referred to as the “Regulatory Authorities”) as requested from the Regulatory Authorities; and

(4)	the collection, use and disclosure of my Personal Information by the Regulatory Authorities for such purposes as are identified by the Regulatory Authorities from time to time.

DATED the                                      day of                                                      , 2013.

Signature of individual (if Subscriber is an individual)

Authorized signatory (if Subscriber is not an individual)

Name of Subscriber (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

TSX PERSONAL INFORMATION ACKNOWLEDGEMENT

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

●	to conduct background checks,
●	to verify the Personal Information that has been provided about each individual,
●	to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant,
●	to consider the eligibility of the Issuer or Applicant to list on the Exchange,
●	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates, and includes information as to such individual’s involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, as well as information respecting penalties, sanctions or personal bankruptcies, to which such individual has been subject, as well as any conflicts of interest that the individual may have with the Issuer,
●	to detect and prevent fraud,
●	to conduct enforcement proceedings, and
●	to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

SCHEDULE II

ACCREDITED INVESTOR QUESTIONNAIRE

(Residents of the United States or United States Accredited Investors)

The Subscriber understands and agrees that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or applicable state securities laws, and the Securities are being offered and sold by Stellar Biotechnologies, Inc. (the “Corporation”) to the Subscriber in reliance upon Rule 506 of Regulation D and/or Section 4(a)(2) of the 1933 Act.

Capitalized terms used in this Schedule II and defined in the Subscription Agreement to which the Schedule II is attached have the meaning defined in the Subscription Agreement unless otherwise defined herein.

In order to determine (i) whether an investment in the Corporation by the undersigned (the “Subscriber”) is suitable in light of the Subscriber’s personal and financial position, and (ii) whether the Subscriber, either alone or with a representative, has sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of the prospective investment (the “Investment”) as described in the Subscription Agreement.

The Subscriber understands that this questionnaire (this “Questionnaire”) is intended to enable the Corporation and Newport Coast Securities, Inc., as placement agent (“Placement Agent”), to discharge their respective responsibilities under an exemption from registration under the 1933 Act, and with respect to the Placement Agent, its obligations under applicable FINRA rules, and thus the Corporation, the Placement Agent and their respective advisors will rely upon the information contained herein.

Accordingly, the undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Corporation and the Placement Agent as follows:

(i)          The information contained herein is complete and accurate and may be relied upon by the Corporation and its advisors; and

(ii)         The Subscriber will notify the Corporation immediately of any material change in any information provided herein occurring prior to the acceptance or rejection of a subscription agreement between the Corporation and the Subscriber.

The Subscriber understands and agrees that, although the Corporation will use its best efforts to keep the information provided in the answers to this Questionnaire strictly confidential, the Corporation may present this Certificate and the information provided in it by the Subscriber to such parties as the Corporation deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Corporation is a party or by which it is or may be bound.

The Subscriber realizes that this Certificate does not constitute an offer of securities by the Corporation, but rather is a request for information.

Subscriber Information

INSTRUCTIONS: Please print or type all answers.

If the answer to any question is “none” or “not applicable,” please so state.

Part A –

Personal Data For Subscribers who are NOT Natural Persons:

(i.e., corporations, partnerships, limited liability companies, trusts or other entities)

1.	Name of the Subscriber:

2.	Tax Identification No.:

3.	Subscriber’s Address:

(Address where It received and accepted the offer to purchase the Units):

_______________________________________________________________

_______________________________________________________________

4.	Telephone Number:

Personal Data For Subscribers who ARE Natural Persons:

(i.e., individuals)

5.	Name of the Subscriber:

6.	Date of Birth:

7.	Social Security No.:

8.	Marital Status:

9.	Home Address

(The address given must be your residence address where you are registered to vote. Post office boxes and other addresses including addresses care of a representative will not be accepted).

_______________________________________________________________

10.	Home Telephone Number:

11.	Profession:

12.	Name of Employer:

13.	Business Address:

14.	Business Telephone Number:

15.	Position/ Title:

16.	Nature of Duties:

17.	Education. Please describe your business or professional education or training, listing any schools you have attended and degrees you have received:

Dates	School	Degrees and Area of Concentration (if any)

Dates	School	Degrees and Area of Concentration (if any)

Part B — Financial Data and Investment History

18.	Please state whether you are an “accredited investor,” as such term is defined under the 1933 Act.

Check the applicable category below:

_______ (a)          A “Bank” as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity;

_______ (b)          Any broker or dealer registered pursuant to Section 15 of the 1934 Act;

_______ (c)          An insurance company as defined in Section 2(13) of the 1933 Act;

_______ (d)          An investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of the 1940 Act;

_______ (e)          A “Small Business Investment Company” licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______ (f)          A plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______ (g)          Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

_______ (h)          A “Private Business Development Company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_______ (i)          An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

_______ (j)          A natural person whose individual net worth,* or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000.

_______ (k)          A natural person who had an individual income** in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_______ (l)          A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act.

_______ (m)          Any entity in which all of the equity owners are Accredited Investors.***

*         For purposes hereof, net worth shall be deemed to include ALL of your assets, liquid or illiquid (excluding the value of your principal residence) MINUS any liabilities (including such items as home mortgages and other debts and liabilities).

**       For purposes hereof, the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For Subscribers who are salaried employees, the gross salary of such Subscribers, minus any significant expenses personally incurred by such Subscriber in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For Subscribers who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

***    If the Subscriber intends to qualify under (m), then all owners of the entity must complete a Subscription Agreement as an individual.

19.     For Subscribers Who are Natural Persons:

19A. Please provide your net worth (together with your joint net worth including your spouse, if married) as of the time of your investment. Joint net worth is the sum of the individual net worth of both spouses. The term is not limited to property which is jointly held in a formal sense (e.g., tenancy in common, tenancy by the entirety, or community property). In calculating net worth, all assets, such as home, home furnishings and automobiles, less liabilities, should be considered.

________________________________________________________________________________________

19B. Please indicate (a) your individual income from all sources for the calendar years 2011 and 2012 and estimated income for 2013 or (b) your joint income with your spouse from all sources for the calendar years 2011 and 2012 and estimated income for 2013 (It is important that you check the highest applicable amount; for guidance in computing “income” for purposes of this Subscription Agreement, see the notes at the end of “Section B: Accredited Investor Status.”):

(a)          individual income:

	$200,000	$300,000	$400,000	$500,000

	to	to	to	and

	$299,000	$399,000	$499,000	over

2011

2012

2013

(b)          joint income:

	$200,000	$300,000	$400,000	$500,000

	to	to	to	and

	$299,000	$399,000	$499,000	over

2011

2012

2013

20.          For ALL Subscribers:

20A. Following the time of your investment in the Corporation, will you have adequate liquid assets (defined as cash, cash equivalents and freely marketable securities) to meet your current needs and personal contingencies without considering the funds used to make the investment?

Yes	No

20B. Please indicate below any additional matter of a financial nature that is relevant to an analysis of your financial position, including whether you have filed for or been involved in personal bankruptcy proceedings within the past five years; whether there have been any lawsuits or claims pending or threatened against you materially affecting your net worth as reported in this questionnaire; and whether other significant liabilities have existed for which you may have been obligated:

20C. Have you invested in securities offered through private placements in the last five years?

Yes	No

20D. Do you always make your own ultimate decisions on your investments?

Yes	No

20E. Do you believe that you have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of your investment in the Corporation?

Yes	No

20F. Have you used a purchaser representative in connection with your investment in the Corporation (i.e., someone who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of your investment in the Corporation and whom you acknowledged in writing during the course of your investment to be your purchaser representative)?

Yes	No

If yes, please provide name and contact information:

20G.           Do you understand that there is no guarantee of any financial return on this investment?

_____	_____
Yes	No

20H.           Do you understand that this investment is not liquid and the securities of the Corporation may not continue to be publicly traded?

_____	_____
Yes	No

20I.           Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment and you may incur a complete loss of your entire investment?

_____	_____
Yes	No

20J.           Are you aware of the Corporation’s business affairs and financial condition, and have you acquired all such information about the Corporation as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to acquire the Units?

_____	_____
Yes	No

20K.          Do you have a “pre-existing relationship” with the Corporation or any of its officers, managers or members?

_____	_____
Yes	No

(For purposes hereof, “Pre-existing relationship” means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent Subscriber to be aware of the character, business acumen, and general business and financial circumstances of the person with whom such relationship exists.)

If so, please indicate whether the relationship is with the Corporation, and/or name the individual(s) with whom you have a pre-existing relationship and describe the relationship:

20L. In order for the Corporation and its selling agents to comply with applicable anti-money laundering/U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) rules and regulations, Subscriber is required to provide the following information:

(a)	Payment Information

(i)    Name and address (including country) of the bank from which Subscriber’s payment to the Corporation is being wired (the “Wiring Bank”):

____________________________________

____________________________________

____________________________________

____________________________________

(ii)          Subscriber’s wiring instructions at the Wiring Bank:

____________________________________

____________________________________

____________________________________

(iii)         Is the Wiring Bank located in the U.S. or another “FATF Country”*?

Yes                               No

(iv)         Is Subscriber a customer of the Wiring Bank?

Yes                               No

Part C — Additional Information

21.          Subscribers wishing to subscribe must provide the following additional information or documents:

For Subscribers who ARE Natural Persons:

______	A government issued form of picture identification (e.g., passport or drivers license).

______	Proof of the individual’s current address (e.g., current utility bill), if not included in the form of picture identification.

For Funds of Funds or Entities that Invest on Behalf of Third Parties:

______	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

______	An “incumbency certificate” attesting to the title of the individual executing these subscription materials on behalf of the prospective subscriber.

* As of the date hereof, countries that are members of the Financial Action Task Force on Money Laundering (“FATF Country”) are: Argentina, Australia, Austria, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States of America.

______	A completed copy of a certification that the entity has adequate anti-money laundering policies and procedures (“AML Policies and Procedures”) in place that are consistent with the USA PATRIOT Act, OFAC and other relevant federal, state or non-U.S. anti- money laundering laws and regulations (with a copy of the entity’s current AML Policies and Procedures to which such certification relates).

______	A letter of reference any entity not located in the U.S. or other FATF country, from the entity’s local office of a reputable bank or brokerage firm that is incorporated, or has its principal place of business located, in the U.S. or other FATF Country certifying that the prospective subscriber maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective Subscriber’s integrity.

For all other Subscribers who are NOT Natural Persons:

______	A certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

______	An “incumbency certificate” attesting to the title of the individual executing these subscription materials on behalf of the prospective Subscriber.

______	A letter of reference from the entity’s local office of a reputable bank or brokerage firm that is incorporated, or has its principal place of business located, in the U.S. or other FATF Country certifying that the prospective Subscriber maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective Subscriber’s integrity.

______	If the prospective Subscriber is a privately-held entity, a certified list of the names of every person or entity who is directly or indirectly the beneficial owner of 25% or more of any voting or non-voting class of equity interests of the Subscriber, including (i) country of citizenship (for individuals) or principal place of business (for entities) and, (ii) for individuals, such individual’s principal employer and position.

______	If the prospective Subscriber is a trust:

a certified list of (i) the names of the current beneficiaries of the trust that have, directly or indirectly, 25% or more of any interest in the trust, (ii) the name of the settlor of the trust, (iii) the name(s) of the trustee(s) of the trust, and (iv) the country of citizenship (for individuals) or principal place of business (for entities).

22.          For Subscribers who are Trusts (exclusively):

Certain trusts generally may not qualify as accredited Subscribers except under special circumstances. Therefore, if you intend to purchase the shares of the Corporation’s securities in whole or in part through a trust, please answer each of the following questions:

22A.	Is the trustee of the trust a national or state bank that is acting in its fiduciary capacity in making the investment on behalf of the trust?

Yes ☐                                                  No ☐

Does this investment in the Corporation exceed 10% of the trust assets?

Yes ☐                                                  No ☐

22B. If the trust is a revocable trust, please complete Question 1 below. If the trust is an irrevocable trust, please complete Question 2 below.

1.	REVOCABLE TRUSTS

Can the trust be amended or revoked at any time by its grantors:

Yes ☐                                                  No ☐

If yes, please answer the following questions relating to each grantor (please add sheets if necessary):

Grantor Name:

Net worth of grantor (including spouse, if applicable), including home, home furnishings and automobiles exceeds $1,000,000?

Yes ☐                                                  No ☐

OR

Income (exclusive of any income attributable to spouse) was in excess of $200,000 for 2011 and 2012 and is reasonably expected to be in excess of $200,000 for 2013?

Yes ☐                                                  No ☐

OR

Income (including income attributable to spouse) was in excess of $300,000 for 2006 and 2007 and is reasonably expected to be in excess of $300,000 for 2008?

Yes ☐                                                  No ☐

2.	IRREVOCABLE TRUSTS

If the trust is an irrevocable trust, please answer the following questions:

Please provide the name of each trustee:

Trustee Name:

Trustee Name:

A.           Does the trust have assets greater than $5 million?

Yes ☐                                                  No ☐

B.           Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Corporation?

Yes ☐                                                  No ☐

C.           Indicate how often you invest in:

Marketable Securities

Often ☐  Occasionally ☐   Seldom ☐      Never ☐

Restricted Securities

Often ☐  Occasionally ☐   Seldom ☐      Never ☐

Venture Capital Companies

Often ☐  Occasionally ☐   Seldom ☐      Never ☐

Signature Page to

STELLAR BIOTECHNOLOGIES, INC.

ACCREDITED INVESTOR QUESTIONNAIRE

The foregoing representations and warranties are true and accurate as of the date of this Questionnaire and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Corporation.

The undersigned has executed this Certificate as of the            day of                           , 2013.

Signature of individual (if Subscriber is an individual)

Authorized signatory (if Subscriber is not an individual)

Name of Subscriber (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

SCHEDULE III

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)     Name:

(b)     Complete Address:

(c)     Jurisdiction of Incorporation or Creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)?
	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada:
(Yes/No)?

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)	it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)	it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)	it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at            on                                    , 2013.

X
(Name of Subscriber - please print)

X
(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE IV

CERTAIN RISKS RELATING TO THE CORPORATION

THE UNITS OFFERED ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK, DUE TO, AMONG SEVERAL REASONS, THE NATURE OF THE CORPORATION’S BUSINESS AND THE PRESENT STAGE OF RESEARCFH AND DEVELOPMENT. THE UNITS SHOULD BE PURCHASED ONLY BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE SUBSCRIBER SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS SUBSCRIPTION AGREEMENT.

CERTAIN RISKS RELATING TO THE OPERATIONS OF THE CORPORATION

1.	Research and Development of drugs and medical products can be costly and require years of research and development activities. The Corporation is expending substantial resources on research and development of its products and aquaculture technology. Much of the products and technology is at the development stage, and may never be commercially successful. The Corporation’s future success will be in part dependent upon the Corporation’s ability to successfully develop its products, the ability to obtain the required regulatory approvals, the protection of its processes and products, and commercial acceptance of its products.

2.	The Corporation may not achieve its projected development goals in the timeframes it announces and expects. The Corporation has established certain developmental goals, and made public statements regarding the anticipated timing of meeting its objectives. The timing of these events may be affected by various factors, including financial limitations, progress and timing of third-party developmental activities, delays or failures of regulatory approvals and clinical trials, and delays and failures in increasing KLH aquaculture and production. Any inability to meet its projected goals could have a negative effect on the Corporation’s operations and financial position.

3.	The Corporation may be unable to achieve certain milestones associated with external partnerships. Certain of the Corporation’s agreements with third parties include certain milestones the Corporation must meet in order to obtain payments and continue the partnership agreements. If the Corporation were unable to achieve these milestones, it would have a negative effect on the Corporation’s operations and financial condition. Additionally, it would likely curtail future development programs which would also have a negative effect on the Corporation’s operations.

4.	The Corporation depends on third parties for its manufacturing operations. The Corporation is currently dependent upon a small number of contractors and locations for its manufacturing capacity. The Corporation does not currently have backup manufacturing capacity for some of its key products. If the Corporation is unable to retain its current contractors, or is unable to obtain new contractors to provide manufacturing services, it will have a negative effect on the Corporation’s operations. These contract manufacturers provide services to many biotechnology and research companies, and may not provide the quality, quantity, or costs required by the Corporation. In addition, they may not be able to provide the services required on a schedule acceptable to the Corporation. These issues may result in the Corporation being unable to manufacture its products in the required quantities or at an acceptable cost, which would have a negative effect on the Corporation’s financial condition.

5.	Rapid technological change could make the Corporation’s products obsolete. New developments in products, methods or technology may negatively affect the development and sale of some or all of the products utilizing the Corporation’s products and technology, and may render them obsolete. New product development and/or modification is costly, requires significant research and development time and expense, and may not necessarily result in the successful commercialization of any new product. If the Corporation is unable to enhance and improve its products, or to develop and introduce new products that incorporate new technologies that achieve market acceptance, it may have a negative effect on the Corporation’s operations and financial position.

6.	Protection of Patents and Proprietary Rights is limited. The Corporation’s success will depend in part on its ability to protect its proprietary rights and technologies. The Corporation relies upon a combination of contractual arrangements, licenses, patents, trade secrets and know-how to protect its proprietary technology and rights. These measures may not apply or may afford only limited protection. The Corporation may not have adequate remedies for any infringement or funds to take action against those infringing, or that its trade secrets will not otherwise become known or independently developed by competitors. There can be no assurance that any current or future patents licensed by or applied for by the Corporation will be upheld, if challenged, or that the protections afforded will not be circumvented by others. If the Corporation enters litigation in regards to its business or to protect or enforce its patents, it may involve substantial expenditures and require significant management attention, even if the Corporation ultimately prevails. If the Corporation is unable to protect its intellectual property rights, it may result in the loss of valuable technologies and undermine its competitive position which would have a negative effect on the Corporation’s operations and financial position.

7.	The Corporation competes with other companies in KLH production and manufacturing. The Corporation competes with other companies in the production and sale of KLH and suKLH for pharmaceutical use. The KLH and suKLH produced by the Corporation are not unique as ingredients for pharmaceutical use from that produced by other companies. Many of these other companies, both public and private, have greater financial and personnel resources than the Corporation, and have greater sales and marketing experience in the industry than the Corporation. If they are able to produce and sell KLH and suKLH for less than the Corporation, it will have a negative effect on the Corporation's ability to operate successfully and will have a negative effect on the Corporation's operations and financial position.

8.	The Corporation is subject to substantial government regulation. The Corporation is subject to various laws, regulations, regulatory actions and court decisions at the local, state and federal level in the United States and other countries. Failure to obtain regulatory approvals or delays in obtaining regulatory approvals by the Corporation, its collaborators, customers, vendors or service providers will adversely affect the development or marketing of its products and services. Changes in the regulatory environment could adversely affect the ability of the Corporation to attain its corporate objectives and obligations. Any new government regulation that affects biotechnology companies or relate specifically to the Corporation’s processes and products may increase the Corporation’s costs and price of its systems. These regulations may have a negative effect on the Corporation’s operations and financial condition.

9.	The Corporation's customers face uncertainties related to regulatory approval. A primary market for the Corporation's KLH products is for the use in the commercial manufacture and sale of vaccines. The therapeutic drug industry is subject to significant government regulation, and many of the products developed by the Corporation's customers that utilize Stellar's KLH are not yet approved for commercial sale. Before regulatory approvals for the commercial sale of any products is granted, a drug must be demonstrated through preclinical testing and clinical trials to be safe and effective for their intended use in humans. The process to determine safety and efficacy, including clinical trials, is expensive and prolonged. The time necessary to complete these processes and trials and submit applications for the regulatory approvals is difficult to predict and is subject to numerous factors, and these trials may not be successful. Larger or later stage clinical trials may not produce the same results as earlier trials. Successful results in clinical trials may not result in regulatory approval, due to certain factors including unacceptable side effects or safety issues. Even if regulatory approval is granted for any drug or product that utilizes the Corporation's products, it will be subject to ongoing regulatory requirements, which include registration, manufacturing, labeling, advertising and promotion, packaging, distribution, record keeping and reporting, and storage. Manufacturing facilities are subject to continual review and inspection, and failure to meet these regulatory requirements can interrupt delay, or shut down these facilities. Previously unknown problems may result in regulatory restrictions on such products, including withdrawal from the marketplace. Delays in obtaining regulatory approvals for products from third party customers which use the Corporation's products, or failure to obtain or maintain regulatory approvals altogether, would have a negative effect on market demand for the Corporation's products, and have a negative effect on the Corporation's operations and financial condition.

10.	Even if the Corporation obtains marketing approval, its products will be subject to ongoing regulatory review. If the Corporation or its partners receive regulatory approval to market any product, they will be subject to ongoing regulatory requirements, which include registration, manufacturing, labeling, advertising and promotion, packaging, distribution, record keeping and reporting, and storage. Manufacturing facilities, both those operated by the Corporation and its vendors, are subject to continual review and inspection, and failure to meet these regulatory requirements can interrupt delay, or shut down these facilities. Previously unknown problems with the Corporation's products, or products produced by others which utilize the Corporation's products, may result in regulatory restrictions on such products, including withdrawal from the marketplace. These factors could have a negative effect on the Corporation's operations and financial condition.

11.	The Corporation may not be able to manufacture its products in commercial quantities, which would prevent it from marketing its products. Currently, the production of KLH by the Corporation is limited, and it has not been determined if it is economic to manufacture KLH and related products on a large scale. The Corporation contracts with third-party vendors for the manufacture of its products, and may be unable to establish and maintain relationships with qualified manufacturers in order to produce sufficient supplies of its finished products. If the Corporation were unable to produce economic quantities of its products, it would have a negative effect on the Corporation's operations and financial condition.

12.	The Corporation may not be able to meet demand for KLH from either wild or internally raised sources. The Corporation is dependent upon a supply of California giant keyhole limpets (Megathura crenulata) for KLH production. The range of keyhole limpets in the wild is limited, and due to the lack of a regulated harvest, the wild stocks of M. crenulata are believed to be declining. If the wild stocks are depleted, and the Corporation's hatchery and aquaculture operations are unable to produce sufficient supplies of captive M. crenulata to meet demand, it would have a negative effect on the Corporation's operations and financial condition.

13.	The Corporation has limited marketing, sales and distribution experience. The Corporation and its personnel have limited experience in the marketing, sales and distribution of diagnostic products. The Corporation may not be able to establish its marketing, sales and distribution capabilities itself, or establish agreements with its collaborators, licensees or third parties to successfully perform these tasks. If the Corporation contracts or makes arrangements with third parties for the sales and marketing of its products, Corporation revenues will be dependent on the efforts of these third parties, whose efforts may not be successful. If the Corporation markets any of its products directly, it must either internally develop or acquire a marketing and sales force, which would require substantial resources and management attention.

14.	The Corporation’s products, if approved, may fail to achieve market acceptance. If the Corporation is successful in developing its products and receives the required approvals from the applicable regulatory authorities, its products may not achieve market acceptance. The Corporation’s intended products will compete with a number of drugs and other products currently available in the marketplace, as well as other products currently under development from other pharmaceutical companies. The market acceptance of any of the Corporation’s products will depend on a number of factors, including the demonstration and establishment of the efficacy and safety, as well as their advantages over other alternative products.

15.	The Corporation is subject to the risk of product liability claims, for which it may not have, or be able to obtain, adequate insurance coverage. The Drug industry is subject to product liability claims in the event of adverse effects, even in respect to products that have received regulatory approval for commercial sale. Such claims might be made directly by consumers, healthcare providers or by pharmaceutical companies, or others selling or utilizing the Corporation's products. Although the Corporation currently maintains liability insurance of up to $2 million for its products, it may not be able to obtain or maintain sufficient and affordable insurance coverage for all claims that may occur. Any product liability claims would require management attention and related costs, and would have a negative effect on the Corporation's operations and financial condition.

16.	The Corporation currently depends upon a limited number of customers for almost all of its sales and contract income. Approximately 88% of the Corporation’s commercial sales and contract income during fiscal year 2011 were from one customer, approximately 90% of commercial sales and contract income during fiscal year 2012 were from two customers and approximately 75% of the Corporation’s commercial sales and contract income during fiscal year 2013 (as at August 8, 2013) were from three customers. Any loss of a key customer, the financial collapse or bankruptcy of a key customer, a significant reduction in purchases from a key customer or any nonperformance by a key customer under a sales contract could have a negative effect on the Corporation’s operations and financial position.

CERTAIN RISKS RELATING TO THE FINANCING OF THE CORPORATION

1.	No Minimum Offering Amount. There is no minimum offering amount with respect to the sale of the securities. As a result, we may not obtain all of the proposed proceeds and may in fact receive substantially less than the maximum offering amount of $12,000,000 (of which up to $5,000,000 for the Brokered Offering portion). As a result, we may receive less than may be required to implement all of our intended uses of such proceeds, and may be required to modify our plans or to raise additional capital in a subsequent offering or more than one subsequent offering. Funds will be made available to the Corporation immediately following each closing. Closings shall be held from time to time following receipt and acceptance of subscriptions and with respect to the Brokered Offering, upon completion of closing documents acceptable to the Agent.

2.	The Shares and the Warrants are “restricted securities” within the meaning of the U.S. federal securities laws and neither the Shares nor the Warrants are being registered in connection with this offering. The Shares and the Warrants comprising each of the Units are considered “restricted securities” within the meaning of the Securities Act of 1933 as currently amended (the “Securities Act”) and will not be registered under the Securities Act or under the laws of any state or other jurisdiction. The absence of such registration places severe limitations on the ability to resell the securities unless they are subsequently registered under the Securities Act or an exemption from such registration exists. Furthermore, the Corporation is under no obligation to register the securities at any time in the future. Common shares of the Corporation are extremely thinly traded and the Corporation is under no obligation to maintain a public market for the trading of its securities. Consequently, holders of the Shares and Warrants may not be able to readily liquidate their investment and, as such, holders must be able to bear the risk of the investment for an indefinite period of time.

3.	Management included a "Going Concern" note in the financial statements. Management has included “going concern” disclosure as described in Note 1 of the Corporation's Consolidated Financial Statements for the year ended August 31, 2012. Without raising additional financial resources or achieving profitable operations, there is substantial doubt about the ability of the Corporation to continue as a going concern. If the Corporation is unable to meet these necessary requirements, it will not be able to fulfill its business plan and be forced to reduce certain operations or cease operations altogether.

4.	The Corporation has a history of net losses and limited cash flow to sustain operations. The Corporation currently has limited revenue from product sales, and anticipates its planned research and development expenditures, as well as its general and administrative expenses, will be greater than its revenues for the foreseeable future. The Corporation has incurred net losses of ($5,196,696) in fiscal 2012 and ($3,597,279) in fiscal 2011, and as of August 31, 2012 had an accumulated deficit of ($10,317,513) since inception. The Corporation has paid no dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future. The Corporation has historically relied upon the sale of common shares to help fund its operations and meet its obligations. Any future additional equity financing would cause dilution to current stockholders. If the Corporation does not have sufficient capital for its operations, management would be forced to reduce or discontinue its activities which would have a negative effect on the Corporation’s operations and financial condition.

5.	The Corporation will require additional financing which could result in substantial dilution to existing shareholders. The Corporation anticipates that it will require additional funds to meet its anticipated obligations for fiscal 2013, which will likely require the sale of additional common shares in order to raise funds required to meet its budgeted expenditures and obligations. Management currently estimates that the Corporation's operations, including research and development, capital expenditures and general and administrative expenses, will require approximately $3 million per year. The Corporation’s ongoing research and development activities are dependent upon the Corporation’s ability to obtain the required funds, which is expected to include the sale of common shares, as well as possible debt financings, joint-ventures, or other means. Such sources of financing may not be available on acceptable terms, if at all. Failure to obtain such financing may result in delay or indefinite postponement of research and development of the Corporation’s current and any future products. Any transaction involving the issuance of previously authorized but unissued shares of common shares, or securities convertible into common shares, could result in dilution, possibly substantial, to present and prospective holders of common shares. These financings may be on terms less favorable to the Corporation than those obtained previously.

6.	The Corporation finances a portion of its operations through grants from the U.S. government, and failure to receive future grants could have a negative effect on the Corporation’s operations. The Corporation has historically financed a portion of its operations through the receipt of monetary grants made available through programs funded and administered by various United States Government departments, such as the National Science Foundation and the Internal Revenue Service. The Corporation has filed for a total of approximately $300,000 in new grants in fiscal year 2013. Failure by the Corporation to secure such governmental grants in the future would likely curtail future development programs which would have a negative effect on the Corporation’s operations.

CERTAIN RISKS RELATING TO AN INVESTMENT IN THE SECURITIES OF THE CORPORATION

1.	The Corporation has a dependence upon key management employees, the loss or absence of which could have a negative effect on the Corporation’s operations. The Corporation strongly depends on the business and technical expertise of its management and key personnel, including President and Chief Executive Officer Frank Oakes, Chief Financial Officer Scott Davis, and Executive Vice-President Darrell Brookstein. There is little possibility that this dependence will decrease in the near term. The Corporation only has "at-will" employment agreements with its key management employees and they are free to leave their employment with the Corporation at any time. As the Corporation’s operations expand, additional general management resources will be required. The Corporation may not be able to attract and retain additional qualified personnel and this would have a negative effect on the Corporation’s operations.

2.	The market for the Corporation’s common shares has been subject to volume and price volatility which could negatively affect a shareholder’s ability to buy or sell the Corporation’s shares. The market for the common shares of the Corporation may be highly volatile for reasons both related to the performance of the Corporation or events pertaining to the biopharmaceutical industry, as well as factors unrelated to the Corporation or its industry. During the fiscal year ended August 31, 2012, the price of Stellar's common shares on the TSX Venture Exchange ranged from a high of CDN $0.69 to a low of CDN $0.25. The Corporation’s common shares can be expected to be subject to volatility in both price and volume arising from market expectations, announcements and press releases regarding the Corporation’s business, and changes in estimates and evaluations by securities analysts or other events or factors. In recent years the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small- capitalization companies such as the Corporation, have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values, or prospects of such companies. For these reasons, the price of the Corporation’s common shares can also be expected to be subject to volatility resulting from purely market forces over which the Corporation will have no control. Further, despite the existence of a market for trading the Corporation’s common shares in Canada, stockholders of the Corporation may be unable to sell significant quantities of common shares in the public trading markets without a significant reduction in the price of the stock.

3.	The Corporation could be deemed a passive foreign investment company which could have negative consequences for U.S. investors. The Corporation could be classified as a Passive Foreign Investment Company (“PFIC”) under the United States tax code. If the Corporation is declared a PFIC, then owners of the Corporation’s common shares who are U.S. taxpayers generally will be required to treat any so-called "excess distribution" received on its common shares, or any gain realized upon a disposition of common shares, as ordinary income and to pay an interest charge on a portion of such distribution or gain, unless the taxpayer makes a qualified electing fund ("QEF") election or a mark-to-market election with respect to the Corporation’s shares. A U.S. taxpayer who makes a QEF election generally must report on a current basis its share of the Corporation’s net capital gain and ordinary earnings for any year in which the Corporation is classified as a PFIC, whether or not the Corporation distributes any amounts to its shareholders.

4.	Broker-Dealers may be discouraged from effecting transactions in our common shares because they are considered "Penny Stocks" and are subject to the Penny Stock Rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA broker-dealers who make a market in "a penny stock". A penny stock generally includes any equity security that has a market price of less than $5.00 per share that is not registered on certain national securities exchanges or quoted on the NASDAQ system. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" under US securities laws must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the US Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

5.	As a “Foreign Private Issuer”, the Corporation is exempt from the Section 14 Proxy Rules and Section 16 of the 1934 Securities Act. The submission of proxy and annual meeting of shareholder information (prepared to Canadian standards) on Form 6-K may result in shareholders having less complete and timely data. In addition, the Corporation's officers, directors and principal shareholders are exempt from the short-swing insider disclosure and profit recovery provisions of Section 16 of the Exchange Act. The exemption from Section 16 rules regarding sales of common shares by insiders may result in shareholders having less data.

6.	We are governed by the corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States. The material differences between the Business Corporations Act of British Columbia (“BCBCA”) as compared to the Delaware General Corporation Law (the “DGCL”), which may be of most interest to shareholders include the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions, amendments to our articles) the BCBCA generally requires two-thirds majority vote by shareholders, whereas DGCL generally only requires a majority vote of stockholders for similar material corporate transactions; (ii) the quorum for shareholders meetings is not prescribed under the BCBCA and is only one person representing 5% of the issued shares under our articles, whereas under DGCL, quorum requires a minimum of one-third of the shares entitled to vote to be present and companies’ certificates of incorporation frequently require a higher percentage to be present; (iii) under the BCBCA a holder of 5% or more of our common shares can requisition a special meeting at which any matters that can be voted on at our annual meeting can be considered, whereas the DGCL does not give this right; (iv) our articles require two-thirds majority vote by shareholders to pass a special resolution for one or more directors to be removed, whereas DGCL only requires the affirmative vote of a majority of the stockholders; however, many public company charters limit removal of directors to a removal for cause; and (v) our articles may be amended by resolution of our directors to alter our authorized share structure, including to (a) consolidate or subdivide any of our shares and (b) alter the identifying name of any of our shares, whereas under DGCL, a majority vote by stockholders is generally required to amend a corporation’s certificate of incorporation and a separate class vote may be required to authorize alterations to a corporation’s authorized share structure.

7.	As a Canadian corporation, the Corporation is not required to keep accounting records in compliance with United States generally accepted accounting principles. The financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles (up to and including audited financial statements for the year ended August 31, 2011) and International Financial Reporting Standards (financial statements subsequent to August 31, 2011), which differ in some respects from United States generally accepted accounting principles and thus may not be comparable to financial statements of United States companies.